CONFIDENTIALITY, NON-SOLICITATION AND
                            NON-COMPETITION AGREEMENT

         This Confidentiality, Non-Solicitation, and Non-Competition Agreement ("Agreement") is made effective as of May 12, 2003 by and between ROBERT T. STEINKAMP ("Employee") and APPLEBEE'S INTERNATIONAL, INC., a Delaware Corporation ("Company") (collectively "the parties").

         This Agreement is not an employment contract, and the employment relationship between Company and Employee is and remains at all times at will in all respects.

         In consideration of the employment/continued employment of Employee by Company as outlined in the parties' Memorandum of Understanding and in consideration of the promises contained in this Agreement, the sufficiency and adequacy of which consideration Employee hereby acknowledges and accepts, Employee and Company agree as follows.

1.       Non-Disclosure  and  Return  of  Confidential  Information.   Employee
acknowledges his position with Company is one of the highest trust and confidence both by reason of his position and by reason of his access to and contact with the trade secrets and confidential and proprietary business information of Company. Both during Employee's employment with Company and after the termination of Employee's employment with Company for any reason by either Employee or Company, Employee agrees as follows:

              a. He shall use his best efforts and exercise utmost diligence to protect and safeguard the trade secrets and confidential and proprietary information of Company, including but not limited to the identity of its customers and suppliers, its arrangements with customers and suppliers, and its technical and financial data, records, compilations of information, processes, recipes, and specifications relating to its customers, suppliers, products, and services;

              b.   He  shall  not  disclose   any  of  such  trade  secrets  and
         confidential and proprietary information, except as may be required in the course of his employment with Company or by law; and

              c. He shall not use, directly or indirectly, for his own benefit or for the benefit of another, any of such trade secrets and confidential and proprietary information.

All files, records, documents, drawings, specifications, memoranda, notes, or other documents relating to the business of Company, whether prepared by Employee or otherwise coming into his possession, shall be the exclusive property of Company and shall be delivered to Company and not retained by Employee upon termination of his employment for any reason whatsoever or at any other time upon request of Company.

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2.       Non-Solicitation Agreement.

              a. Non-Solicitation of Employees. Employee agrees that during Employee's employment with Company, and for a period of twelve (12) months after termination of Employee's employment with Company for any reason by either Employee or Company, Employee will not directly or indirectly for himself or for any third party, except as otherwise agreed to in writing by Company's Chief Executive Officer, employ or hire any other person who is then employed by Company, or solicit, induce, recruit, or cause any other person who is then employed by Company to terminate his/her employment for the purpose of joining, associating, or becoming employed with any business or activity that is engaged in the casual dining restaurant industry or any other segment of the restaurant industry in which Company may become involved after the date hereof and prior to the date of any termination of Employee's employment with Company for any reason by either Employee or Company.

              b. Non-Solicitation of Customers. Employee agrees that during Employee's employment with Company, and for a period of twelve (12) months after termination of Employee's employment with Company for any reason by either Employee or Company, Employee will not directly or indirectly solicit, divert, or take away, or attempt to solicit, divert, or take away, the business or patronage of any of the clients, customers, or accounts, or prospective clients, customers, or accounts, of Company.

3.       Non-Competition Agreement

              a. Restriction on Competition. Employee agrees that, during Employee's employment with Company, and for two (2) years after termination of Employee's employment with Company for any reason by either Employee or Company, Employee will not compete with the business of Company or its successors or assigns in any geographic area serviced by Company. This agreement not to compete means, among other things, Employee shall not, without the prior written consent of Company's Chief Executive Officer, directly or indirectly, as an employee, employer, consultant, agent, principal, partner, shareholder, corporate officer, director, or through any other kind of ownership (other than ownership of securities of publicly held corporations of which Employee owns less than five percent 5% of any class of outstanding securities) or in any other representative or individual capacity, engage in or render any services to any business in North America engaged in the casual dining restaurant industry or in any other segment of the restaurant industry in which Company or any subsidiary of Company may become involved after the date hereof and prior to the date of termination of Employee's employment with Company for any reason by either Employee or Company. For purposes of this Agreement, "casual dining restaurant industry" consists of "sit down table service" restaurants serving alcoholic beverages, with a per guest average guest check within the United States of under $20.00 (adjusted upward each year to recognize Company menu price increases).

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

4.       General Provisions.

              a. Judicial Modification. Company and Employee specifically acknowledge and agree that the foregoing covenants of Employee in paragraphs 1-3 are reasonable in content and scope and are given by Employee for adequate consideration. Company and Employee further acknowledge and agree that, if any court of competent jurisdiction or other appropriate authority shall disagree with the parties' foregoing agreement as to reasonableness, then such court or other authority shall reform or otherwise the foregoing covenants as reason dictates.

              b. Equitable Relief. The restrictions contained in paragraphs 1-3 are necessary for the protection of the legitimate business interests, goodwill, trade secrets, and confidential and proprietary information of Company. Employee agrees any breach of paragraphs 1-3 will cause Company substantial and irrevocable damage. Employee further agrees that, in addition to such other remedies that may be available, including the recovery of damages from Employee, Company shall have the right to injunctive relief to restrain or enjoin any actual or threatened breach of the provisions of paragraphs 1-3, without posting bond. If Company prevails in a legal proceeding to remedy a breach or threatened breach of this Agreement, then Company shall be entitled to receive reasonable attorney's fees, expert witness fees, and out-of-pocket costs incurred in connection with such proceeding, in addition to any other relief it may be granted.

              c. Severability. The terms and provisions of this Agreement are severable in whole or in part, and if any term or provision of this Agreement is deemed invalid, illegal, or unenforceable by a court of competent jurisdiction, the remaining terms and provisions shall remain in full force and effect.

              d. Assignment. This Agreement is personal and not assignable by Employee. Company may assign this Agreement to any successor in interest to the business, or part thereof, of Company.

              e. Governing Law and Consent to Jurisdiction. This Agreement and all disputes relating to Employee's employment with Company shall be subject to, governed by, and construed in accordance with the laws of the State of Kansas, irrespective of the fact that one or both of the parties now is or may become a resident of a different state. Employee hereby expressly submits and consents to the exclusive personal jurisdiction and exclusive venue of the federal and state courts of competent jurisdiction in the State of Kansas.

              f. No Conflicting Agreements. Employee represents to Company (1) there are no restrictions, agreements, or understandings whatsoever to which employee is a party that would prevent or make unlawful his execution or performance of this Agreement or his employment hereunder and (2) Employee's execution of this Agreement and employment with Company does not constitute a breach of any contract, agreement, or understanding, oral or written, to which Employee is a party or by which Employee is bound.

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


              g. Disclosure of Agreement. In the event Company has reason to believe this Agreement has or may be breached, Employee acknowledges and consents that this Agreement may be disclosed by Company, without risk of liability, to a current or prospective employer of Employee or other business entity.

              h. Survival. The obligations contained in this Agreement survive the termination, for whatever reason, of Employee's employment with Company.

              i. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to its subject matter and supersedes all prior agreements or understandings, if any, between the parties with respect to the employment of Employee. This Agreement may be modified or amended only by an agreement in writing signed by both parties.

              j. No Waiver. The failure of either party to insist on the performance of any of the terms or conditions of this Agreement, or failure to enforce any of the provisions of this Agreement, shall not be construed as a waiver or a relinquishment of any such provision. Any waiver or failure to enforce on any one occasion is effective only in that instance, and the obligations of either party with respect of any provision in this Agreement shall continue in full force and effect.

         THE PARTIES ARE CAUTIONED THAT, BY COMPLETING AND EXECUTING THIS AGREEMENT, LEGAL RIGHTS AND DUTIES ARE CREATED. THEY ARE ADVISED TO CONSULT INDEPENDENT LEGAL COUNSEL AS TO ALL MATTERS CONTAINED IN THIS DOCUMENT.

Date:  ______________________     /s/ Robert T. Steinkamp
                                  ----------------------------------------------
                                  Robert T. Steinkamp




                                  Applebee's International, Inc.


Date:  ______________________     By:  /s/ Lloyd Hill
                                  ----------------------------------------------


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